Exhibit 99.1
RingCentral Announces Fourth Quarter and Fiscal Year 2025 Results
Total revenue at $2.5 billion, up 5%
Operating cash flow of $617 million, up 28% YoY; free cash flow of $530 million, up 32% YoY
Initiates quarterly cash dividend of $0.075 per share
Increases share repurchase authorization to $500 million

Belmont, Calif. – February 19, 2026 – RingCentral, Inc. (NYSE:RNG), a global leader in AI-powered business communications, today announced financial results for the fourth quarter and fiscal year ended December 31, 2025.
Fourth Quarter Financial Highlights
•Subscriptions revenue increased 6% year-over-year to $622 million.
•Total revenue increased 5% year-over-year to $644 million.
•GAAP operating margin of 6.6%, compared to 2.5% in the prior year.
•Non-GAAP operating margin of 22.8%, up 140 basis points year over year.
•GAAP EPS of $0.26 compared to ($0.08) last year.
•Net cash provided by operating activities of $149 million, up 12.0% year over year.
•Free cash flow of $126 million, up 13% year over year.
•Reduced stock-based compensation expense as a percentage of revenue by 330 basis points year over year.
•Repurchased approximately 5 million shares for a total of $135 million.

“We delivered a solid fourth quarter that capped a strong year of execution, highlighted by record free cash flow and FCF per share. AI is proving to be a strong tailwind, with ARR from customers who utilize at least one of our monetized AI products more than doubling year over year and now approaching 10% of our overall ARR.” said Vlad Shmunis, founder and CEO of RingCentral. “We’re leveraging a scaled, cloud-native, real-time communications global platform, and are investing over $250 million in innovation annually. We’re confident in the future of our business, and are excited to initiate our first ever dividend while increasing our share repurchase authorization to $500 million.”

RingCentral Initiates a Dividend
RingCentral’s Board of Directors approved the initiation of a cash dividend program and declared a quarterly cash dividend of $0.075 per share of our outstanding capital stock, payable on March 16, 2026 to stockholders of record as of the close of business on March 9, 2026. The Company intends to pay a cash dividend on a quarterly basis going forward, subject to market conditions and approval by our Board of Directors.

“Our 2025 results reflect disciplined execution across growth, profitability, and capital allocation. We expanded GAAP operating margin to 4.8% and non-GAAP operating margin to 22.5%, generated $530 million in free cash flow, achieved GAAP operating profitability, reduced stock-based compensation meaningfully, and lowered net leverage to 1.7x.” said Vaibhav Agarwal, Chief Financial Officer of RingCentral. “As we enter 2026, we remain committed to investing in durable growth anchored in ongoing world-class innovation, improving GAAP and non-GAAP profitability and free cash flow. We are targeting 20% GAAP operating margins over the next three to four years while further reducing stock-based compensation to drive EPS and free cash flow per share growth. We are also committed to deleveraging with an eye toward achieving an investment-grade profile in the near-term, while returning additional capital through dividends and share repurchases.”

Financial Results for the Fourth Quarter 2025
•Revenue: Total revenue was $644 million for the fourth quarter of 2025, up from $615 million in the fourth quarter of 2024, representing 5% year-over-year growth. Subscriptions revenue of $622 million increased 6% year over year and accounted for 97% of total revenue.
•Operating Income (Loss): GAAP operating income was $42 million, or 6.6% of total revenue, compared to $16 million, or 2.5% of total revenue in the same period last year. Non-GAAP operating income was $147 million, or 22.8% of total revenue, compared to $131 million, or 21.3% of total revenue, in the same period last year.
•Adjusted EBITDA: Adjusted EBITDA was $169 million, or 26.2% of total revenue, compared to $153 million, or 24.9% of total revenue, in the same period last year.
•Net Income (Loss) Per Share: GAAP net income per diluted share improved to $0.26, compared to ($0.08) in the same period last year. Diluted non-GAAP net income per share was $1.18, compared to $0.98 per share in the same period last year. The fourth quarters of 2025 and 2024 reflected a 22.5% non-GAAP tax rate.
•Cash Flow: Net cash provided by operating activities for the fourth quarter of 2025 was $149 million, or 23.1% of total revenue, compared to $133 million, or 21.6% of total revenue, for the fourth quarter of 2024. Free cash flow for the fourth quarter of 2025 was $126 million, or 19.6% of total revenue, compared to $112 million for the fourth quarter of 2024.
•Cash and Cash Equivalents: Total cash and cash equivalents at the end of the fourth quarter of 2025 was $133 million.
Financial Results for the Full Year 2025
•Revenue: Total revenue was $2.515 billion for 2025, up from $2.400 billion in 2024, representing 5% growth. Subscriptions revenue of $2.427 billion increased 6% and accounted for over 95% of total revenue.
•Operating Income (Loss): GAAP operating income was $121 million in 2025, compared to $3 million in 2024. Non-GAAP operating income was $566 million, or 22.5% of total revenue, compared to $504 million, or 21.0% of total revenue, in 2024.
•Adjusted EBITDA: Adjusted EBITDA for 2025 was $653 million, or 26.0% of total revenue, compared to $590 million, or 24.6% of total revenue, for 2024.
•Net Income (Loss) Per Share: GAAP net income per diluted share improved to $0.48 in 2025, compared to ($0.63) in 2024. Diluted non-GAAP net income per share was $4.36, compared to $3.70 per share in 2024. Both fiscal year 2025 and 2024 reflected a 22.5% non-GAAP tax rate.
•Cash Flow: Net cash provided by operating activities for 2025 was a record $617 million, or 24.5% of total revenue, compared to $483 million, or 20.1% of total revenue, for 2024. Free cash flow for 2025 was $530 million, or 21.1% of total revenue compared to $403 million for 2024.
Additional Highlights
•Appointed Mahmoud ElAssir to its Board of Directors. ElAssir brings more than 20 years of experience scaling mission-critical, AI-driven platforms across telecommunications, financial services, and healthcare. As Senior Vice President and Chief Technology Officer at UnitedHealth Group, ElAssir leads Group Technology Infrastructure, Platforms, and Services, including Corporate Systems. He oversees more than 8,000 technologists responsible for operating and modernizing one of the world’s most complex enterprise technology environments. His organization is executing a large-scale migration to the public cloud while embedding AI across the stack to increase resilience, speed, and autonomy.

•New AI-led products achieved $100 million in ARR. AI Receptionist (AIR) now serves more than 8,000 customers, representing 44% sequential growth.
•Integrated with OpenAI to advance enterprise-grade voice AI. The effort combines RingCentral’s trusted communications platform with OpenAI frontier models like GPT-5.2, paving the way for a new generation of voice-driven automation and agentic AI solutions across the enterprise.
•RingCentral was recognized as a leader in the IDC MarketScape: Worldwide AI-Enabled Contact Center Workforce Engagement Management 2025–2026. The IDC MarketScape evaluates vendors on their ability to support workforce engagement through AI-driven forecasting, scheduling, quality management, and analytics. RingCentral’s RingWEM delivers these capabilities natively within RingCX™, enabling organizations to optimize workforce performance, control labor costs, and improve customer engagement at scale.
•RingCentral was named a Top Provider for Unified Communications as a Service (UCaaS) in Metrigy Research’s 2025 MetriStar UCaaS Report. One of only three providers to be recognized at this level, RingCentral achieved the highest overall customer sentiment score in the study, and rated above average in every evaluated category, including voice quality, security, value, analytics, AI capabilities, and ease of use.
•Expanded partnership with TELUS to bring advanced AI capabilities to TELUS Business Connect, a comprehensive cloud-based communication platform. With new AI capabilities that span both customer engagement and employee productivity, the platform will deliver intelligent automation that helps businesses work smarter and serve customers better.
Financial Outlook
First Quarter 2026 Guidance:
•Subscriptions revenue of $620 to $625 million.
•Total revenue of $640 to $645 million.
•GAAP operating margin of 7.1% to 8.2%.
•Non-GAAP operating margin of 22.8% to 22.9%, up approximately 100 basis points year-over-year.
•Non-GAAP EPS of $1.16 to $1.19 based on 87.0 to 87.5 million fully diluted shares.
•Share-based compensation of $60 to $65 million.
Full Year 2026 Guidance:
•Subscriptions revenue growth of approximately 4.5% to 5.5% year-over-year.
•Total revenue growth of approximately 4% to 5% year-over-year.
•GAAP operating margin of 8.6% to 9.6%.
•Non-GAAP operating margin of approximately 23.0% to 23.5%, up approximately 75 basis points year-over-year at the midpoint.
•Non-GAAP EPS of $4.76 to $4.97 based on 86.5 to 87.0 million fully diluted shares.
•Share-based compensation range of $240 to $250 million.
•Free cash flow of approximately of $580 to $600 million, growth of approximately 11% at the midpoint.
•Reduce gross debt to $1 billion by the end of 2026.
Conference Call Details:
•What: RingCentral financial results for the fourth quarter and fiscal year 2025 and outlook for the first quarter and fiscal year 2026.
•When: February 19, 2026 at 2:00 PM PT (5:00 PM ET).
•Dial-in: 1-888-349-0093 from the United States; 1-412-317-5201 internationally
•Webcast: https://ir.ringcentral.com (live and replay).

Investor Presentation Details
An investor presentation providing additional information and analysis can be found at https://ir.ringcentral.com.
About RingCentral
RingCentral is a global leader in agentic voice AI–powered cloud business communications, delivering an integrated platform for business phone, SMS, contact center, workforce engagement management, video collaboration, and messaging. Powered by advanced AI capabilities, RingCentral AI receptionist, virtual assistant, and conversation intelligence address every phase of the conversation journey — before, during, and after each human interaction. With RingCentral, businesses can work smarter, respond faster, and connect more meaningfully with their customers. Visit ringcentral.com to learn more.
Forward-Looking Statements
This press release contains “forward-looking statements,” including but not limited to, statements regarding our future financial results, our GAAP and non-GAAP guidance, the results of the pace of our innovation, our plans for capital allocation, including our share repurchase authorization, future quarterly dividends and investment in research and development, our expectations around the contribution of our new products, and our expectations around the demand for our products. Forward-looking statements are subject to known and unknown risks and uncertainties, and are based on assumptions that may prove to be incorrect, which could cause actual results to differ materially from those expected or implied by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are: our ability to attract new customers and grow at our expected rate of growth; our ability to add and retain larger and enterprise customers and enter new geographies and markets; our ability to develop and continue to release, and gain customer acceptance of, new and improved versions of our services; our ability to compete successfully against existing and new competitors; our ability to enter into and maintain relationships with channel partners and strategic partners; our ability to realize the anticipated benefits of our strategic relationships; our ability to successfully and timely integrate, and realize the benefits of any significant acquisition we may make; our ability to manage our expenses and growth; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our most recent Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, and in other filings we make with the Securities and Exchange Commission from time to time.
All forward-looking statements in this press release are based on information available to RingCentral as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.
Non-GAAP Financial Measures
Our reported financial results and financial outlook include certain Non-GAAP financial measures, including Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP income from operations, Non-GAAP operating margin, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin.
Non-GAAP subscriptions gross margin is defined as Non-GAAP subscriptions gross profit divided by GAAP subscriptions revenues. Non-GAAP subscriptions gross profit is defined as GAAP subscriptions revenues less Non-GAAP subscriptions cost of revenues. Non-GAAP subscriptions cost of revenues is defined as GAAP subscriptions cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, third-party relocation and other costs and restructuring costs.
Non-GAAP other gross margin is defined as Non-GAAP other gross profit divided by GAAP other revenues. Non-GAAP other gross profit is defined as GAAP other revenues less Non-GAAP other cost of revenues. Non-GAAP other cost of revenues is defined as GAAP other cost of revenues adjusted for share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles and restructuring costs.
Non-GAAP income from operations is defined as GAAP income from operations excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, change in fair-value of contingent consideration, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, and restructuring costs. Non-GAAP operating margin is defined as Non-GAAP income from operations divided by total GAAP revenue. Non-GAAP adjusted EBITDA is defined as Non-GAAP income from operations excluding depreciation and amortization.
Non-GAAP net income is defined as GAAP net income (loss) excluding share-based compensation which includes related employer payroll taxes, amortization of acquired intangibles, asset write-down charges, third-party relocation costs tied to the conflict between Russia and Ukraine and other costs including acquisition-related transaction costs, certain litigation-related costs, change in fair-value of contingent consideration, net impact of amended agreements with partners, loss (gain) associated with investments, intercompany remeasurement gains or losses, one-time expenses related to strategic consulting services, other cost-reduction and productivity initiatives, restructuring costs, non-cash interest expense associated with amortization of debt discount and loss (gain) on early extinguishment of debt, and the related income tax effect of these adjustments.
Non-GAAP free cash flow is defined as GAAP net cash provided by operating activities adjusted for capital expenditures including purchases of property and equipment and capitalized internal-use software. We believe information regarding Non-GAAP free cash flow provides useful information to investors in understanding and evaluating the strength of liquidity and available cash. Non-GAAP free cash flow margin is defined as Non-GAAP free cash flow divided by total GAAP revenues.
We have included Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income , Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin in this press release because they are key measures used by us to understand and evaluate our operating performance and trends, to prepare and approve our annual budget, and to develop short and long-term operational plans. In particular, the exclusion of certain expenses and cash flow items in calculating Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow, and Non-GAAP free cash flow margin provide useful measure for period-to-period comparisons of our business.
Although Non-GAAP subscriptions gross margin, Non-GAAP other gross margin, Non-GAAP operating margin, Non-GAAP income from operations, Non-GAAP adjusted EBITDA, Non-GAAP net income, Non-GAAP net income per diluted share, Non-GAAP free cash flow and Non-GAAP free cash flow margin are frequently used by investors in their evaluations of companies, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Because of these limitations, these non-GAAP financial measures should be considered alongside other financial performance measures.
For a reconciliation of our forecasted non-GAAP operating margin and free cash flow, see “Reconciliation of Forecasted Operating Margin GAAP Measures to Non-GAAP Measures.” We have not reconciled our forecasted non-GAAP EPS to its respective forecasted GAAP measure because we do not provide guidance on it. We do not provide guidance on forecasted GAAP EPS because of the inherent uncertainty and complexity involved in forecasting the intercompany remeasurement gain (loss), gain (loss) associated with investments, gain (loss) on early debt extinguishment, and provision (benefit) from income taxes, which could be significant reconciling items between the non-GAAP and respective GAAP measures. The intercompany remeasurement gain (loss) is affected by the movement in various exchange rates relative to the U.S. Dollar, which is difficult to predict and subject to constant change. We do not provide guidance on gain (loss) associated with investments as it is based on future share prices, which are difficult to predict and subject to inherent uncertainties. We do not provide guidance on gain

(loss) on early debt conversions and extinguishments as these are based on future conversion requests, future share prices, and interest rates, which are difficult to predict and are subject to inherent uncertainties. We do not provide guidance on forecasted GAAP tax rates as we do not forecast discrete tax items as they are difficult to predict. We utilized a projected long-term tax rate in our computation of the non-GAAP income tax provision. For fiscal 2026, we have determined the projected non-GAAP tax rate to be 22.5%. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.
Reconciliations of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release.
Our reported results also include our annualized exit monthly recurring subscriptions (ARR), as well as Net Monthly Subscriptions Dollar Retention Rate. We define our ARR as our monthly recurring subscriptions (MRR) multiplied by 12. Our MRR equals the monthly value of all customer recurring charges contracted at the end of a given month. We believe this metric is a leading indicator of our anticipated subscriptions revenue. We define our Net Monthly Subscription Dollar Retention Rate as (i) one plus (ii) the quotient of Dollar Net Change divided by Average Monthly Recurring Subscriptions. We calculate dollar net change as the quotient of (i) the difference of our monthly recurring subscriptions at the end of a period minus our monthly recurring subscriptions at the beginning of a period minus our monthly recurring subscriptions at the end of the period from new customers we added during the period, (ii) all divided by the number of months in the period. We define our average monthly recurring subscriptions as the average of the monthly recurring subscriptions at the beginning and end of the measurement period.
© 2026 RingCentral, Inc. All rights reserved. RingCentral, RingCentral Contact Center and the RingCentral logo are trademarks of RingCentral, Inc.
Investor Relations Contact:
Steven Horwitz
ir@ringcentral.com

Media Contact:
Mariana Leventis, RingCentral
Mariana.Leventis@ringcentral.com

TABLE 1
RINGCENTRAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$132,564	$242,811
Accounts receivable, net	384,100	386,252
Deferred and prepaid sales commission costs	167,304	182,615
Prepaid expenses and other current assets	81,190	59,444
Total current assets	765,158	871,122
Property and equipment, net	186,570	180,650
Operating lease right-of-use assets	30,855	46,463
Deferred and prepaid sales commission costs, non-current	252,504	325,198
Goodwill	97,792	82,986
Acquired intangibles, net	135,410	258,526
Other assets	13,166	14,928
Total assets	$1,481,455	$1,779,873
Liabilities, Temporary Equity, and Stockholders’ Deficit
Current liabilities
Accounts payable	$27,677	$21,866
Accrued liabilities	297,633	283,799
Current portion of long-term debt, net	624,216	181,252
Deferred revenue	269,122	261,882
Total current liabilities	1,218,648	748,799
Long-term debt, net	629,580	1,347,881
Operating lease liabilities	14,372	29,733
Other long-term liabilities	7,525	4,930
Total liabilities	1,870,125	2,131,343

Temporary equity
Series A convertible preferred stock	199,449	199,449

Stockholders’ deficit
Common stock	9	9
Additional paid-in capital	1,123,447	1,215,377
Accumulated other comprehensive income (loss)	2,458	(8,881)
Accumulated deficit	(1,714,033)	(1,757,424)
Total stockholders’ deficit	$(588,119)	$(550,919)
Total liabilities, temporary equity and stockholders’ deficit	$1,481,455	$1,779,873

TABLE 2
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Subscriptions	$622,218	$589,677	$2,426,879	$2,297,192
Other	21,815	24,835	88,263	103,203
Total revenues	644,033	614,512	2,515,142	2,400,395
Cost of revenues
Subscriptions	158,369	150,673	616,190	593,294
Other	25,138	27,501	107,043	112,213
Total cost of revenues	183,507	178,174	723,233	705,507
Gross profit	460,526	436,338	1,791,909	1,694,888
Operating expenses
Research and development	77,563	84,901	316,993	329,323
Sales and marketing	275,906	277,255	1,095,947	1,096,448
General and administrative	64,616	58,545	258,418	266,447
Total operating expenses	418,085	420,701	1,671,358	1,692,218
Income (loss) from operations	42,441	15,637	120,551	2,670
Other income (expense), net
Interest expense	(13,758)	(16,327)	(60,279)	(64,995)
Other (expense) income	(796)	2,280	(4,035)	15,100
Other (expense) income, net	(14,554)	(14,047)	(64,314)	(49,895)
Income (loss) before income taxes	27,887	1,590	56,237	(47,225)
Provision for income taxes	4,920	8,778	12,846	11,063
Net income (loss)	22,967	(7,188)	43,391	(58,288)
Net income (loss) per common share
Basic	$0.27	$(0.08)	$0.48	(0.63)
Diluted	$0.26	$(0.08)	$0.48	(0.63)
Weighted-average number of shares used in computing net income (loss) per share
Basic	86,106	90,678	89,481	92,110
Diluted	87,959	90,678	91,214	92,110

TABLE 3
RINGCENTRAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$43,391	$(58,288)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	222,603	222,609
Share-based compensation	269,658	339,059
Asset write-down and other charges	11,440	—
Amortization of deferred and prepaid sales commission costs	163,550	162,552
Amortization of debt discount and issuance costs	4,627	4,272
Loss (gain) on early extinguishment of debt	4,988	—
Reduction of operating lease right-of-use assets	24,800	20,723
Provision for bad debt	17,470	8,667
Other	1,729	(8,428)
Changes in assets and liabilities:
Accounts receivable	(13,815)	(30,481)
Deferred and prepaid sales commission costs	(111,563)	(130,730)
Prepaid expenses and other assets	(18,963)	19,811
Accounts payable	4,100	(29,793)
Accrued and other liabilities	10,462	(37,433)
Deferred revenue	6,746	19,592
Operating lease liabilities	(23,796)	(18,856)
Net cash provided by operating activities	617,427	483,276
Cash flows from investing activities
Purchases of property and equipment	(30,104)	(24,994)
Capitalized internal-use software	(57,110)	(55,534)
Cash paid for business combination, net of cash acquired	(20,754)	(26,291)
Purchases of intangible assets and long-term investments	—	(2,540)
Net cash used in investing activities	(107,968)	(109,359)
Cash flows from financing activities
Proceeds from issuance of stock in connection with stock plans	14,718	16,693
Payments for taxes related to net share settlement of equity awards	(12,563)	(5,965)
Payments for repurchase of common stock, including excise tax	(334,446)	(322,356)
Payments for the settlement of convertible notes	(161,326)	—
Repayments of principal on term loan	(67,750)	(20,000)
Repurchases of principal on senior notes	(53,903)	—
Payments for fees on long-term debt	(7,517)	(4,851)
Repayment of financing obligations	(633)	(4,257)
Payment for contingent consideration	—	(10,345)
Net cash used in financing activities	(623,420)	(351,081)
Effect of exchange rate changes	3,714	(2,220)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(110,247)	20,616
Cash, cash equivalents, and restricted cash
Beginning of year	242,811	222,195
End of year	$132,564	$242,811

TABLE 4
RINGCENTRAL, INC.
RECONCILIATION OF OPERATING INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Subscriptions	$622,218	$589,677	$2,426,879	$2,297,192
Other	21,815	24,835	88,263	103,203
Total revenues	$644,033	$614,512	$2,515,142	$2,400,395
Cost of revenues reconciliation
GAAP Subscriptions cost of revenues	$158,369	$150,673	$616,190	$593,294
Share-based compensation	(3,129)	(5,619)	(14,658)	(23,647)
Amortization of acquired intangibles	(31,316)	(31,307)	(125,863)	(130,535)
Third-party relocation and other costs, net	(4)	(129)	(12)	(178)
Restructuring costs	(1,923)	(62)	(3,416)	(634)
Non-GAAP Subscriptions cost of revenues	$121,997	$113,556	$472,241	$438,300

GAAP Other cost of revenues	$25,138	$27,501	$107,043	$112,213
Share-based compensation	(873)	(1,796)	(4,667)	(7,791)
Amortization of acquired intangibles	(81)	(86)	(332)	(151)
Restructuring costs	(47)	48	(763)	(700)
Non-GAAP Other cost of revenues	$24,137	$25,667	$101,281	$103,571
Gross profit and gross margin reconciliation
Non-GAAP Subscriptions	80.4%	80.7%	80.5%	80.9%
Non-GAAP Other	(10.6)%	(3.4)%	(14.7)%	(0.4)%
Non-GAAP Gross profit	77.3%	77.3%	77.2%	77.4%
Operating expenses reconciliation
GAAP Research and development	$77,563	$84,901	$316,993	$329,323
Share-based compensation	(14,515)	(19,218)	(63,297)	(78,862)
Third-party relocation and other costs, net	(156)	(3,229)	(801)	(5,506)
Restructuring costs	(121)	(386)	(4,793)	(3,215)
Non-GAAP Research and development	$62,771	$62,068	$248,102	$241,740
As a % of total revenues non-GAAP	9.7%	10.1%	9.9%	10.1%

GAAP Sales and marketing	$275,906	$277,255	$1,095,947	$1,096,448
Share-based compensation	(26,882)	(33,322)	(116,030)	(137,350)
Amortization of acquired intangibles	(2,747)	(2,055)	(9,225)	(5,853)
Asset write-down charges	—	—	(11,440)	—
Third-party relocation and other costs, net	(949)	—	(1,601)	(332)
Restructuring costs	(1,075)	(1,246)	(5,662)	(5,885)
Non-GAAP Sales and marketing	$244,253	$240,632	$951,989	$947,028
As a % of total revenues non-GAAP	37.9%	39.2%	37.9%	39.5%

GAAP General and administrative	$64,616	$58,545	$258,418	$266,447
Share-based compensation	(19,015)	(21,624)	(76,985)	(98,998)
Third-party relocation and other costs, net	(908)	4,860	(2,354)	169
Restructuring costs	(496)	(363)	(3,483)	(2,201)
Non-GAAP General and administrative	$44,197	$41,418	$175,596	$165,417
As a % of total revenues non-GAAP	6.9%	6.7%	7.0%	6.9%

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Income (loss) from operations reconciliation
GAAP income from operations	$42,441	$15,637	$120,551	$2,670
Share-based compensation	64,414	81,579	275,637	346,648
Amortization of acquired intangibles	34,144	33,448	135,420	136,539
Asset write-down charges	—	—	11,440	—
Third-party relocation and other costs	2,017	(1,502)	4,768	5,847
Restructuring costs	3,662	2,009	18,117	12,635
Non-GAAP Income from operations	$146,678	$131,171	$565,933	$504,339
Non-GAAP Operating margin	22.8%	21.3%	22.5%	21.0%
Adjusted EBITDA reconciliation
Depreciation and amortization	$22,057	$21,604	$87,183	$86,070
Non-GAAP Adjusted EBITDA	$168,735	$152,775	$653,116	$590,409
As a % of total revenues non-GAAP	26.2%	24.9%	26.0%	24.6%

TABLE 5
RINGCENTRAL, INC.
RECONCILIATION OF NET INCOME (LOSS)
GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) income reconciliation
GAAP net (loss) income	$22,967	$(7,188)	$43,391	$(58,288)
Share-based compensation	64,414	81,579	275,637	346,648
Amortization of acquired intangibles	34,144	33,448	135,420	136,539
Asset write-down charges	—	—	11,440	—
Third-party relocation and other costs, net	3,002	(2,332)	7,029	(1,403)
Restructuring costs	3,662	2,009	18,117	12,635
Amortization of debt discount and extinguishment costs	1,074	1,160	9,615	4,272
Income tax expense effects	(25,271)	(17,649)	(102,691)	(90,517)
Non-GAAP net income	$103,992	$91,027	$397,958	$349,886
Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net income (loss) per common share:
Weighted average number of shares used in computing basic net income (loss) per share	86,106	90,678	89,481	92,110
Effect of dilutive securities	1,853	—	1,733	—
GAAP weighted average shares used in computing GAAP diluted net income (loss) per share	87,959	90,678	91,214	92,110
Effect of dilutive securities	—	2,567	—	2,373
Non-GAAP weighted average shares used in computing non-GAAP diluted net income per share	87,959	93,245	91,214	94,483

Diluted net (loss) income per share
GAAP net income (loss) per share	$0.26	$(0.08)	$0.48	$(0.63)
Non-GAAP net income per share	$1.18	$0.98	$4.36	$3.70

TABLE 6
RINGCENTRAL, INC.
RECONCILIATION OF CASH FLOWS FROM OPERATING ACTIVITIES
GAAP MEASURES TO NON-GAAP FREE CASH FLOW MEASURES
(Unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net cash provided by operating activities	$148,989	$132,882	$617,427	$483,276
Capitalized expenditures	(22,859)	(21,053)	(87,214)	(80,528)
Non-GAAP free cash flow	$126,130	$111,829	$530,213	$402,748
Non-GAAP free cash flow margin	19.6%	18.2%	21.1%	16.8%

TABLE 7
RINGCENTRAL, INC.
RECONCILIATION OF FORECASTED OPERATING MARGIN AND FREE CASH FLOW
GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited, in millions)

	Q1 2026		FY 2026
	Low Range	High Range	Low Range	High Range
GAAP income from operations	46	53	224	254
GAAP operating margin	7.1%	8.2%	8.6%	9.6%
Share-based compensation	65	60	250	240
Amortization of acquired intangibles, restructuring and other costs	35	35	126	126
Non-GAAP income from operations	146	148	600	620
Non-GAAP operating margin	22.8%	22.9%	23.0%	23.5%

	FY 2026
	Low Range	High Range
GAAP net cash provided by operating activities	$675	$690
Capitalized expenditures	(95)	(90)
Non-GAAP free cash flow	$580	$600